                                                                   Exhibit 10(d)

                                  APPENDIX I TO
                  PARTICIPATION AGREEMENT, LEASE AGREEMENT AND
                             REIMBURSEMENT AGREEMENT
                             -----------------------

                         DEFINITIONS AND INTERPRETATION

         A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears, (i) the singular number includes the plural number and vice versa, (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, (iii) reference to any gender includes each other gender, (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor, (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision, (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular
Article, Section or other provision hereof, (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term, (ix) "or" is not exclusive and (x) relative to the determination of any period of time, "from" means "from and including", "to" means "to but not including" and "through" means "to and including".

         B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         D. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "ACCELERATION" means (i) the automatic acceleration of Lessee's obligation to purchase Lessor's interest in the Leased Property pursuant to the provisions of SECTION 15.3 of the Lease, or (ii) the acceleration of Lessee's responsibilities to purchase the Lessor's interest in the Leased Property pursuant to the provisions of SECTION 14.1 and
SECTION 15.2 of the Lease.

         "ADDITIONAL COSTS" means Illegality Costs or Increased Costs.

         "ADDRESS" means, with respect to any Person, such Person's address set forth in SECTION 8.2 of the Participation Agreement or such other address as such Person shall have identified to the parties to the Participation Agreement in writing.

         "ADJUSTED LIBOR RATE" means the rate per annum equal to the quotient obtained by dividing the LIBOR Rate by the percentage obtained by subtracting from 100% the applicable LIBOR Reserve Percentage on the date of calculation.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "CONTROL" (including the correlative meanings of the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

         "AFTER-TAX BASIS" means (i) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) actually imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (ii) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or a Tax Indemnitee on an after-tax basis, it shall be assumed that federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and that such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (ii) of this definition.

         "ALTERATIONS" means the construction or installation of non-trade fixtures, alterations, improvements, modifications and additions to any Property including without limitation, any repair or restoration pursuant to ARTICLE XI of the Lease or otherwise.

         "ALTERNATE LETTER OF CREDIT" means an Alternate Letter of Credit as defined in the Note Indenture.

         "ANNUAL FEE" has the meaning set forth in SECTION 2.02 of the Reimbursement Agreement.

         "APPLICABLE LAW" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property.

         "APPLICABLE LIBOR RATE" means a rate per annum equal at all times during each respective Interest Period to the sum of the Adjusted LIBOR Rate plus 1.50% per annum.

         "APPLICABLE RATE" means, with respect to the unreimbursed amount of any Remarketing Drawing referred to in Section 2.03(b)(i) of the Reimbursement Agreement, the Adjusted LIBOR Rate applicable to a Remarketing Loan effected on the date of the Remarketing Drawing, provided, however, if any of the circumstances described in Section 2.03(f)(i) or (iii) shall have occurred and remain applicable on the date of the Remarketing Drawing, the Applicable Rate shall be the Base Rate in effect on such date.

         "ASSIGNMENT OF LEASE AND RENTS" means the Assignment of Lease and Rents, dated as of the date of the Participation Agreement, from the Lessor to the Credit Bank, together with any other amendments or supplements thereto.

         "AWARDS" means any award or payment received by or payable to the Issuer, the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any other applicable insolvency law or law for the relief of debtors of the United States of America or any State or Commonwealth thereof.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended.

         "BASE RATE" means the rate of interest published or announced from time to time by the Credit Bank as its base or prime rate, which rate may not necessarily represent the lowest or best rate actually charged to any customer. Any rate of interest hereunder which is calculated using the Base Rate shall change automatically and immediately as and when the Base Rate shall change without notice to the Lessor or the Lessee, and any notice of such change in the Base Rate to which the Lessor or the Lessee may otherwise be entitled is hereby waived, and any such change shall not alter any of the terms and conditions of the Participation Agreement, the Reimbursement Agreement or the other Operative Documents.

         "BASE RATE LOAN" means any portion of a Remarketing Loan as to which the applicable interest rate is the Base Rate.

         "BASIC RENT" means the rent payable on each Rent Payment Date, as provided in SECTION 4.1 of the Lease.

         "BORROWER PROMISSORY NOTE" means the promissory note issued by the Lessor to the Issuer to evidence the Loan, together with any amendments or supplements thereto or replacement thereof, as the context shall require.

         "BUSINESS DAY" means a day of the year, other than (i) a Saturday, Sunday or legal holiday on which banking institutions in the State of Georgia are authorized or required by law to close or (ii) a day on which The New York Stock Exchange is closed.

         "CASUALTY" means an event of damage or casualty relating to all or part of the Leased Property which does not constitute an Event of Loss.

         "CHARLOTTE PARCEL" means the parcel or parcels of land described in Appendix II, Schedule I, of the Lease.

         "CHARLOTTE PROPERTY" means the Charlotte Parcel together with the Improvements located thereon.

         "CLAIMS" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "CLOSING DATE" means April 3, 2000.

         "CODE" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder and any successor provisions to such Sections, regulations or proposed regulations.

         "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain, or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "CONTRIBUTION" means, at any time, the aggregate sum of $877,515.46 advanced by the Lessor from its own funds for the payment of Property Costs pursuant to SECTION 2.2 (b) of the Participation Agreement, less any portion of the principal amount thereof indefeasibly repaid to the Lessor pursuant to the Operative Documents as of the time of determination.

         "CONTRIBUTION RETURN" means, as of any date of calculation, (a) with respect to the aggregate amount of the Contribution then outstanding, a pre-tax cumulative return on the balance of the Contribution outstanding from time to time, computed at a per annum rate equal to (i) during any period when a Remarketing Loan, if it were then outstanding under the Reimbursement Agreement, would be treated as a LIBOR Rate Loan, the Contribution Return Rate; (ii) during any period when either (A) such Remarketing Loan would be a Base Rate Loan, or
(B) the Base Rate  would  apply as a result  of any  circumstance  described  in
SECTION 2.03(f) of the Reimbursement Agreement, the Base Rate; or (iii) during any period when an Event of Default shall have occurred and remain uncured, the Overdue Rate; PROVIDED, HOWEVER, that in none of the foregoing cases shall the applicable foregoing rate exceed the highest rate of interest permitted by Applicable Law which would be applicable to the Contribution if it were treated as indebtedness of the Lessee to the Lessor. Contribution Return shall be payable on each Rent Payment Date from the proceeds of the Facility Rent payable by the Lessee on each such date and any amount of Contribution Return not so paid when due will bear interest at the Overdue Rate until paid in full (whether after or before judgment).

         "CONTRIBUTION RETURN RATE" means a rate per annum equal at all times during each respective Interest Period applicable to the calculation of Contribution Return, to the sum of the Adjusted LIBOR Rate applicable to such Interest Period plus 1.50 % per annum.

         "CREDIT BANK" means SunTrust Bank, a banking corporation duly organized and validly existing under the laws of the State of Georgia, or any other issuer of the Letter of Credit.

         "CREDIT BANK'S TITLE POLICY" is defined in SECTION 3.1(b)(vi) of the Participation Agreement.

         "CREDIT DOCUMENTS" means the Reimbursement Agreement, the Letter of Credit, the Borrower Promissory Note, and the Security Documents, and all documents and instruments executed and delivered in connection with each of the foregoing.

         "CREDIT  EVENT OF DEFAULT"  shall mean any of the events  specified  in
Article V of the Reimbursement Agreement, PROVIDED THAT any requirement for the giving of notice or for the lapse of time has been satisfied in connection with such event.

         "CREDIT POTENTIAL EVENT OF DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become a Credit Event of Default.

         "CREDIT RENT" is defined in SECTION 4.1(c) of the Lease.

         "DATE OF ISSUANCE" means the date on which the Letter of Credit is issued and becomes effective.

         "DEBT SERVICE" means Debt Service as defined in the Note Indenture.

         "DEED" or "DEEDS" means, as the context shall require, one or more of the deeds by which the Lessor took title to one or more Parcels of the Land.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default (other than an Event of Default described in ARTICLE XIII(h) of the Lease).

         "DEFAULT RENT PAYMENT DATE" is defined in SECTION 14.1(e) of the Lease.

         "DEPOSITORY" means any security depository that is a clearing agency under federal law operating and maintaining, with participants or otherwise, a book entry system to record ownership of book entry interest in the Notes, and to effect transfers of book entry interest in the Notes in book entry form, and includes and means The Depository Trust Company, New York, New York.

         "DOLLARS" and the sign "$" mean freely transferable money of the United States of America.

         "DRAWING" means any one or more of an Interest Drawing, a Principal Drawing, a Program Expense Drawing or a Remarketing Drawing.

         "EFFECTIVE DATE" means the date upon which interest starts to accrue under the Borrower Promissory Note.

         "ENVIRONMENTAL AUDIT" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM standard Practice E1527-93, Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) for each Property, and if called for by the Phase One site assessment, a Phase Two environmental site assessment the scope and performance of which are approved by the Credit Bank in its sole discretion.

         "ENVIRONMENTAL LAWS" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975,
49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections. 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticid Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of the Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.


         "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute.

         "EVENT OF DEFAULT" means any event or condition designated as an "Event of Default" in the Lease.

         "EVENT OF LOSS" is defined in SECTION 11.1 of the Lease.

         "EVENT OF TAKING" is defined in SECTION 11.2 of the Lease.

         "EXCLUDED RIGHTS" is defined in SECTION 1 of the Assignment of Lease and Rents.

         "EXPIRATION DATE" means the Expiration Date as defined in the Letter of Credit.

         "FACILITATION AGREEMENT" is defined in SECTION 4.2 of the Lease.

         "FACILITATION FEE" means the amount specified as the Facilitation Fee to be paid by the Lessee to the Lessor as set forth in SECTION 4.2 of the Lease and in the Facilitation Agreement.

         "FACILITY RENT" means amounts payable as Facility Rent as specified in
SECTION 4.1 of the Lease.

         "FAIR MARKET SALES VALUE" means, with respect to the Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessee (and otherwise reasonably acceptable to the Credit Bank) that would be obtained in any arms-length transaction between an informed and willing buyer (other than a lessee currently in possession and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the Lessee, for the purchase of the Lease

Property. Such fair market sales value shall be calculated as the value for the use of the Leased Property assuming, in the determination of such fair market sales value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of SECTION 14.1 of the Lease and except as otherwise specifically provided in the Lease, or the Participation Agreement, in which case this assumption shall not be made).

         "FINAL RENT PAYMENT DATE" is defined in SECTION 14.1(a) of the Lease.

         "FINANCIAL ADVISOR" means Cornerstone Capital Corporation.

         "FISCAL YEAR" means the fiscal year of the Lessee, which shall be the twelve (12) monthly accounting periods ending on the last calendar day of December or such other period as the Lessee may designate and the Issuer may approve in writing.

         "FRAMINGHAM PARCEL" means the parcel or parcels of land described in Appendix II, Schedule II, of the Lease.

         "FRAMINGHAM PROPERTY" means the Framingham Parcel together with the Improvements located thereon.

         "FUNDING" means the disbursement of the proceeds of the Loan and the Contribution pursuant to SECTION 2.2 of the Participation Agreement.

         "FUNDING  REQUISITION"  means the Funding  Requisition  provided for in
SECTION 2.2(c) and (d) of the Participation Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all siting, building, environmental and operating permits and licenses that are required for the acquisition, construction, use, occupancy, zoning and operation of the Leased Property.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality or court, or any political subdivision thereof.

         "GUARANTOR" means Minnesota Power, Inc., a Minnesota corporation and its permitted successors and assigns.

         "GUARANTY" means the Limited Guaranty of the Guarantor, dated as of March 31, 2000, in favor of the Lessor and the Credit Bank, and executed and delivered in connection with the other Operative Documents.

         "HAZARDOUS MATERIAL" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State or any political subdivision thereof and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "HOLDER" means, when used with respect to any of the Notes, the Holder as defined in the Note Indenture.

         "IMPROVEMENTS" means the buildings, structures and improvements described in Appendix II of the Lease and located or at any time to be located on each Parcel, along with all fixtures used or useful in connection with the operation of the Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the buildings, and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in all the above cases excluding trade fixtures and any personal property owned by the Lessee).

         "INCREASED COSTS" means any additional amounts, as set forth in a reasonably detailed certificate submitted to the Lessee as to the amounts and basis for such amounts, sufficient to compensate the Credit Bank, the Issuer or the Lessor (with respect to the calculation of Contribution Return) for any increased costs or reduced return on capital as a result of the issuance of the Letter of Credit, or the funding or holding by such Person of the Borrower Promissory Note, or the Contribution, as the case may be (including, without limitation, any such increased costs that are a result of the imposition of any reserve, special deposit, capital adequacy or similar requirement (including, without limitation, regulations of the Board of Governors of the Federal Reserve System) against assets of, or deposits with or for the account of, or credit extended by such Person) as a result of (i) the introduction or implementation after the Closing Date of any applicable law or other change therein, or any change in interpretation or administration thereof, or (ii) the compliance by such Person with any guideline or request (whether or not having the force of law) of any such authority, central bank or comparable agency, which becomes effective after the Closing Date, has the effect of increasing the cost or reducing the rate of return on capital to such Person (whether by direct taxation, change in basis of taxation, imposition of reserve or deposit requirements or penalty or otherwise) in respect of its agreeing to make, making, funding or maintaining the Loan or Contributions, as applicable.

         "INDEMNITEE" means (i) the Holders, the Credit Bank, the Lessor, the Note Trustee, the Issuer and their respective successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, (ii) the Issuer, and its managers and Affiliates, and their respective officers, employees, directors, agents, organizers, incorporators and stockholders, and (iii) in the case of the Note Trustee, also including any trustee named in or holding office as trustee under the Note Indenture, in its individual capacity, and its officers, directors, agents and employees; PROVIDED, HOWEVER, that in no event shall the Lessee be an Indemnitee.

         "INDEMNITEE GROUP" means, as applicable, (i) the respective employees, officers, directors and agents of the Issuer, the Holders, the Credit Bank, the Lessor, and the Note Trustee, (ii) in the case of the Lessor, also including its constituent partners or members, and its officers, employees, directors, agents, organizers, incorporators, stockholders, managers and Affiliates and (iii) in the case of the Note Trustee, also including any trustee named in or holding office as trustee under the Note Indenture in its individual capacity, and its officers, directors, agents and employees; PROVIDED, HOWEVER, that in no event shall the Lessee be a member of an Indemnitee Group.

         "INDEMNIFIED CLAIMS" is defined in SECTION 7.3 of the Participation Agreement.

         "INSTITUTIONAL INVESTOR" means any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any similar financial institution or entity, regardless of legal form; PROVIDED that such Person also constitutes a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "INTEREST DRAWING" means an Interest Drawing as defined in the Letter of Credit.

         "INTEREST PAYMENT DATE" is used with the definition supplied in SECTION
1.01 of the Note Indenture.

         "INTEREST PERIOD" means, with respect to any Remarketing Loan, the one-month period commencing on the date of a Remarketing Drawing, and with respect to the calculation of Contribution Return, the one month period commencing on the Closing Date (PROVIDED that if either such commencement date is not an Interest Payment Date, the period commencing on the date of such Remarketing Drawing, or the Closing Date, as the case may be, and ending on the next succeeding Interest Payment Date); and thereafter with respect to the continuation thereof, each succeeding one-month period commencing on the last day of the immediately preceding Interest Period and ending on the corresponding day of the next succeeding month.

         "ISSUER"   means   Cornerstone   Funding   Corporation  I,  a  Delaware
corporation, and its permitted successors and assigns.

         "ISSUER FINANCING STATEMENTS" means such UCC financing statements required to be filed by the UCC to perfect the security interest of the Credit Bank in any Pledged Notes at any time held by the Trustee for the benefit of the Credit Bank, with the Issuer as the debtor and the Credit Bank as the secured party; the security interest of the Credit Bank in the Borrower Promissory Note created by the assignment thereof as collateral security for the payment of the Letter of Credit Liabilities, with the Issuer as the debtor and the Credit Bank as the secured party; and the security interest in the Borrower Promissory Note and such other property of the Issuer as shall be assigned and granted to the Trustee pursuant to the Note Indenture, with the Issuer as the debtor and the Trustee as the secured party.

         "KNOXVILLE PARCEL" means the parcel or parcels of land described in Appendix II, Schedule III, of the Lease.

         "KNOXVILLE PROPERTY" means the Knoxville Parcel together with the Improvements located thereon.

         "LAND" means, collectively, the Charlotte Parcel, the Framingham Parcel and the Knoxville Parcel.

         "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority or any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

         "LEASE" means the Lease Agreement between the Lessor and the Lessee dated as of the date of the Participation Agreement, together with any amendments and supplements thereto, pursuant to which, INTER ALIA, the Lessee leases the Leased Property from the Lessor.

         "LEASE BALANCE" means, as of any date of determination, without duplication, an amount equal to the sum of (i) the principal balance of the Borrower Promissory Note, all accrued and unpaid interest on the Borrower Promissory Note and any premium or prepayment fee or penalty payable in connection with the prepayment thereof, plus (ii) all Letter of Credit Liabilities, plus (iii) the Contribution, and all accrued and unpaid Contribution Return thereon, plus (iv) accrued and unpaid Basic Rent, plus (v) all other amounts (including Supplemental Rent) owing by the Lessee to the Lessor, the Credit Bank, the Issuer or the Note Trustee under the Operative Documents.

         "LEASE TERM" means (i) the period commencing on the Closing Date, and ending on the Scheduled Termination Date or (ii) such shorter period as may result from earlier termination of the Lease as provided therein.

         "LEASE TERMINATION DATE" means the Scheduled Termination Date or such earlier date on which the Lease Term shall end as provided in the Lease.

         "LEASED PROPERTY" means all of the Properties at any time subject to the Lease.

         "LESSEE" means ADESA Corporation, an Indiana corporation, and its permitted successors and assigns under the Lease.

         "LESSEE FINANCING STATEMENTS" means such UCC financing statements required to be filed by the UCC to perfect the security interests described in
SECTION 2.5 and in ARTICLE XII of the Lease, with the Lessee as the debtor and the Lessor as the secured party, and such UCC financing statements necessary to assign such security interest to the Credit Bank, pursuant to the Assignment of Lease and Rents.

         "LESSOR" means Asset Holdings III, L.P., an Ohio limited partnership, and its permitted successors and assigns as Lessor under the Lease.

         "LESSOR'S ESTATE" means all property, rights, privileges and franchises of every kind and description, real, personal or mixed, whether previously granted, conveyed, assigned, pledged over and confirmed, or intended, agreed or covenanted so to be, to the Lessor including, without limitation, all right, title and interest (whether direct, indirect, contingent or otherwise) of the Lessor in the following property:

                  (a) the Leased Property and any contracts, instruments or documents entered into in connection therewith or relating thereto;

                  (b) the Lease, including all rights to receive the payments of Lease Balance, Purchase Option Price, Basic Rent, Supplemental Rent, Recourse Deficiency Amount, Sales Proceeds, any and all amounts payable or rights arising under or as a result of insurance and condemnation awards and other amounts payable or rights arising under the Lease, any and all amounts payable pursuant to any indemnities under the Operative Documents and the right to the Sales Proceeds, but excluding amounts paid or payable to the Lessor in its individual capacity;

                  (c) the Guaranty;

                  (d) the Participation Agreement, including all rights to receive payment of the Recourse Deficiency Amount, but excluding amounts paid or payable to the Lessor in its individual capacity;

                  (e) any cash, condemnation or casualty award or payment hereafter deposited or required to be deposited with the Lessor under the Operative Documents, but excluding amounts paid or payable to the Lessor in connection with any of the Excluded Rights, or otherwise in its individual capacity; and

                  (f) all other Operative Documents to which the Lessor is party and all other documents, moneys and other property which may from time to time pursuant to any Operative Document be delivered to or come into the possession of the Lessor and be intended to be held for the benefit of the Lessor or received in connection with the enforcement of any of the Operative Documents;

PROVIDED, HOWEVER, that the Lessor's Estate, except for the Excluded Rights, is and will be assigned, pledged and mortgaged to the Credit Bank pursuant to, and is and will be subject to the Lien of, the Assignment of Lease and Rents and the Mortgages, and is thereby rendered junior and subordinate to the Borrower
Promissory Note and the payment thereof except with respect to the Excluded Rights.

         "LESSOR FINANCING STATEMENTS" means such UCC financing statements required to be filed by the UCC in order to perfect the security interests in the Collateral granted pursuant to the Mortgages for such Property, and pursuant to the Assignment of Lease and Rents, with the Lessor as the debtor and the Credit Bank as the secured party.

         "LESSOR INDEMNITEE" means the Lessor, its successors and permitted assigns, permitted transferees, incorporators, members, employees, officers, manager and agents.

         "LESSOR LIENS" means Liens on or against the Leased Property or any portion thereof, the Lease or any payment of Rent (i) which result from any act of, or any Claim against, the Lessor unrelated to the exercise of Lessor's rights under the Operative Documents or (ii) which result from any Tax owed by the Lessor, except any Tax which the Lessee is obligated by law to pay or for which the Lessee has agreed to indemnify the Lessor.

         "LETTER OF CREDIT" means the direct-pay, irrevocable letter of credit in the Stated Amount, issued by the Credit Bank to the Note Trustee and delivered to the Note Trustee at the Closing, as the same may from time to time be amended, modified, replaced, reinstated, reconfirmed, reissued or extended, including, without limitation, any Alternate Letter of Credit.

         "LETTER  OF  CREDIT  FEES"  is  defined  in  SECTION   2.02(f)  of  the
Reimbursement Agreement.

         "LETTER OF CREDIT LIABILITIES" means, at any time, the Stated Amount of the Letter of Credit then outstanding and available to be drawn upon by the Note Trustee, plus all unreimbursed Drawings (including accrued and unpaid interest thereon as in the Reimbursement Agreement provided), plus any and all Letter of Credit Fees and any and all other fees, expenses, costs or other amounts then due and payable to the Credit Bank under the Reimbursement Agreement or in respect of the Letter of Credit or the Notes.

         "LETTER OF CREDIT PAYMENT DATE" means the Business Day on which any amount is then due and payable under the Reimbursement Agreement.

         "LIBOR RATE" means, for any Interest Period to which the LIBOR Rate applies, an interest rate per annum equal to the offered rate for U.S. Dollar deposits of not less than $1,000,000 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; PROVIDED, HOWEVER, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Credit Bank from an alternate, substantially similar independent source available to the Credit Bank or shall be calculated by Credit Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

         "LIBOR RATE LOAN" means any Remarketing Loan to which the applicable rate of interest is determined by reference to the LIBOR Rate.

         "LIBOR RESERVE PERCENTAGE" means the reserve requirement including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of eurocurrency liabilities under Regulation D of the Board of Governors of the Federal Reserve System, or any substituted or amended reserve requirements applicable to member banks of the Federal Reserve System which is in effect as of the date hereof and taking into account any transitional requirements thereto becoming effective during the term of the Letter of Credit.

         "LIEN" means any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others (legal or equitable) or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

         "LOAN" means the loan of the proceeds from the sale of the Notes in the principal sum of up to $28,373,000 made by the Issuer to the Lessor on the Closing Date and evidenced by the Borrower Promissory Note.

         "LOSS PROCEEDS" shall have the meaning specified in SECTION 11.6 of the Lease.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the financial condition, operations, performance or properties of the Lessee and its Subsidiaries, taken as a whole, or (ii) the ability of the Lessee or any of its Subsidiaries, including, without limitation, any of the Lessee, to perform in any material respect under the Operative Documents.

         "MATURITY DATE" means April 1, 2020.

         "MEMORANDUM OF LEASE" means each Memorandum of Lease, dated as of the date of the Participation Agreement, between the Lessee and Lessor which describes the Lease and certain of its provisions and is intended to be recorded in the real property records of the county and state in which each Property is located.

         "MOODY'S" shall mean Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns.

         "MORTGAGES" means the Deed of Trust and Security Agreement or Mortgage and Security Agreement dated as of the date of the Participation Agreement made and executed by Lessor and delivered to the Credit Bank with respect to each Property, as amended and supplemented from time to time.

         "NET WORTH" means, for any Person as of the date of any determination thereof, the sum of (i) the par value (or value stated on the books of the such Person) of the capital stock of all classes of such Person, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Person and its Subsidiaries, plus (iii) the amount of paid in capital, less the sum of treasury stock, unamortized debt discount and expense, goodwill, trademarks, tradenames, patents, non-current deferred charges and other intangible assets and any write-up of the value of any asset, all as determined on a consolidated basis for the Person and its Subsidiaries in accordance with GAAP.

         "NON-DISTURBANCE AND ATTORNMENT AGREEMENT" means each Subordination, Non-Disturbance and Attornment Agreement, dated as of the date of the Participation Agreement, by and among the Credit Bank, the Lessor and the related Lessee, together with any amendments or supplements thereto.

         "NOTES" or "SERIES 2000A NOTES" means the Issuer's $28,373,000 aggregate principal amount of Floating Rate Notes, Series 2000A.

         "NOTE INDENTURE" means that certain Trust Indenture of even date with the Participation Agreement between the Note Trustee and the Issuer, as amended and supplemented from time to time.

         "NOTE TRUSTEE" shall mean Fifth Third Bank, a banking corporation duly organized, validly existing and authorized to exercise corporate trust powers under the laws of the State of Ohio, and its successors and assigns in trust under the Note Indenture.

         "OFFICER'S CERTIFICATE" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

         "OPERATIVE DOCUMENTS" means the Participation Agreement, the Transfer Documents, the Lease, the Borrower Promissory Note, the Reimbursement Agreement, the Letter of Credit, the Assignment of Lease and Rents, the Mortgages, the Guaranty, the Non-Disturbance and Attornment Agreements, the Note Indenture and the Notes.

         "ORIGINAL EXECUTED COUNTERPART" is defined in SECTION 18.08 of the Lease.

         "OUTSTANDING" means, with reference to the Notes, Outstanding as defined in the Note Indenture.

         "OVERDUE RATE" means the lesser of (i) the highest interest rate permitted by Applicable Law and (ii) an interest rate per annum (calculated on the basis of a 365-day year) equal to the Base Rate in effect from time to time plus 2.00%.

         "PARCEL" means each of the Charlotte Parcel, the Framingham Parcel and the Knoxville Parcel.

         "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of March 31, 2000 among the Issuer, the Credit Bank, the Lessor and the Lessee, together with all amendments and supplements thereto.

         "PAYMENT DATE" means (i) each Rent Payment Date during the Lease Term, and (ii) the Lease Termination Date; PROVIDED, HOWEVER, that if any such date shall not be a Business Day, the Payment Date shall be the next following Business Day.

         "PAYMENT DEFICIENCY" has the meaning set forth in SECTION 2.03(c) of the Reimbursement Agreement.

         "PERMITTED LIENS" means (i) the respective rights and interests of the Lessee, the Lessor and the Credit Bank as provided in the Operative Documents,
(ii) Lessor Liens, (iii) Liens for Taxes either (A) not yet due or (B) being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (iv) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising with respect to the Land after the acquisition thereof by Lessor in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (v) Liens arising with respect to the Land after the acquisition thereof by Lessor out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (vi) easements, rights of way, reservations, servitudes and rights of others against the Land which are listed on Schedule B to the Title Policy or permitted by
ARTICLE VI of the Lease, and (vii) assignments, Lease and sublease expressly permitted by the Operative Documents.

         "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

         "PLANS AND SPECIFICATIONS" means the final plans and specifications for the Improvements as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

         "PLEDGED NOTES" means the Pledged Notes as defined in SECTION 2.06 of the Reimbursement Agreement.

         "PRO RATA FRACTION" means, with respect to each Property, that fraction of the Lease Balance, the Recourse Deficiency Amount, or other item for which the Pro Rata Fraction of a particular Property is to be calculated, the numerator of which is the amount set forth in the following table for such Property, and the denominator of which is the total of such amounts for all of the Properties subject to the Lease at the time of calculation:

                                                   Applicable
                  Property                           Amount
                  --------                         ----------

        Charlotte Property                         $ 8,000,000
        Framingham Property                        $17,500,000
        Knoxville Property                         $ 3,750,000

         "PRINCIPAL DRAWING" means a Principal Drawing as defined in the Letter of Credit.

         "PROCEEDING" means any action, suit or proceeding in equity or at law or otherwise.

         "PROGRAM EXPENSE DRAWING" means a Program Expense Drawing as defined in the Letter of Credit.

         "PROGRAM EXPENSES" shall mean Program Expenses as defined in the Note Indenture.

         "PROPERTY" means each of the Charlotte Property, the Framingham Property, and the Knoxville Property.

         "PROPERTY COSTS" is defined in SECTION 2.6 of the Participation Agreement.

         "PURCHASE OPTION" is defined in SECTION 15.1 of the Lease.

         "PURCHASE OPTION PRICE" means, for each Property, an amount equal to such Property's Pro Rata Fraction of the Lease Balance as of the closing date of the purchase of the Property pursuant to the exercise by the Lessee of the Purchase Option, as set forth in SECTION 15.1 of the Lease.

         "QUALIFIED PAYMENT" shall mean any monies paid or payable to the Lessor or the Credit Bank and identified in the Lease or any other Operative Document as a "Qualified Payment", it being agreed that all Qualified Payments shall be paid to the Credit Bank as a pre-payment of the Loan to be applied as principal payments of the Loan, but without (unless agreed in writing by the Credit Bank and the Lessee) affecting or giving rise to any change or adjustment of the Basic Rent except the installment due on the Lease Termination Date.

         "RATE ADJUSTMENT DATE" means the date on which the interest rate, determined on the related Rate Determination Date, applicable to the Borrower Promissory Note becomes effective. A Rate Adjustment Date shall occur on each Thursday.

         "RATE DETERMINATION DATE" means the first Business Day next preceding each Rate Adjustment Date.

         "RATE PERIOD" means, with the exception of the initial Rate Period, each seven day period commencing on a Thursday and ending on the following Wednesday, or the maturity date of the Borrower Promissory Note, whichever shall first occur.

         "RATING  SERVICE"  means  a  Rating  Service  as  defined  in the  Note
Indenture.

         "RECOURSE DEFICIENCY AMOUNT" means at any time of calculation, an amount equal to $23,290,000, less, if prior thereto any Property shall have been purchased pursuant to the provisions of SECTION 11.1, 11.2 or 15.1 of the Lease (and the related purchase monies paid in full), the Pro Rata Fraction of each Property so purchased multiplied by $23,290,000.

         "REGULATIONS" means the income tax regulations promulgated from time to time under and pursuant to the Code.

         "REIMBURSEMENT ACCOUNT" is defined in SECTION 3.07 of the Reimbursement Agreement.

         "REIMBURSEMENT AGREEMENT" means the Reimbursement Agreement dated as of the date of the Participation Agreement, between the Credit Bank and the Lessor, together with all amendments and supplements thereto.

         "RELEASE" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "RELEASE DATE" means the date that the Loan has been paid in full and all Contributions have been repaid in full.

         "REMARKETING AGENT" means, initially, Cornerstone Capital Corporation, an Ohio Corporation, its successors and assigns, and any other Person subsequently appointed and acting as remarketing agent under the Remarketing Agreement.

         "REMARKETING AGREEMENT" means the Remarketing Agreement dated as of March 31, 2000 between the Issuer, the Credit Bank and the Remarketing Agent, relating to the remarketing of the Notes, as such agreement may be amended as permitted therein.

         "REMARKETING CONDITIONS" is defined in SECTION 15.6(b) of the Lease.

         "REMARKETING DRAWING" means a Remarketing Drawing as defined in the Letter of Credit.

         "REMARKETING OPTION" is defined in SECTION 15.6 of the Lease.

         "RENT" means Basic Rent and Supplemental Rent, collectively.

         "RENT PAYMENT DATE" means the last Business Day of each calendar month during the Lease Term.

         "RENT PERIOD" means (i) the period beginning on the Closing Date and ending on the first Payment Date, and (ii) each subsequent period beginning on the day immediately after a Payment Date and ending on the next Payment Date.

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

         "RESPONSIBLE OFFICER" means the President, any Senior Vice President or Executive Vice President, the Secretary, or the Treasurer.

         "S&P" shall mean Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., and its successors and assigns.

         "SALES PROCEEDS" means the proceeds of any sale of the Leased Property pursuant to the provisions of SECTION 15.6 or 15.7 of the Lease.

         "SCHEDULED  TERMINATION DATE" means the earlier of (i) April 1, 2010 or
(ii) the last Interest Payment Date which precedes the Expiration Date by at least 10 days.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY DOCUMENTS" means the following documents which have been executed by the Lessee, the Lessor or the Guarantor and delivered to the Credit Bank as security for the Lessor's obligations under the Reimbursement Agreement, the Borrower Promissory Note, the Participation Agreement, and any and all other present or future Obligations, agreements, or indebtedness between the Lessor and the Credit Bank: the Lease (to the extent construed as a mortgage, deed of trust, security agreement or similar security instrument), the Guaranty, the Mortgages, the Assignment of Lease and Rents and the UCC Financing Statements.

         "STATE" means, with respect to each Parcel, the State in which such Parcel is located.

         "STATED AMOUNT" means, at any time, the unpaid principal balance of the Notes, plus 45 days' of interest thereon calculated at the rate of 14.73% per annum, plus 45 days' of Program Expenses calculated with respect to the par amount of the Notes then Outstanding at a per annum rate of 0.27%. The Stated Amount is originally $28,904,994, being $28,373,000 of principal, $522,418 of interest and $9,576 of Program Expenses.

         "SUBSIDIARY" means for any Person any corporation or others entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "SUPPLEMENTAL RENT" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Issuer, any Holder, the Credit Bank, the Note Trustee or any other party, including, without limitation, Increased Costs payable at any time with respect to the Borrower Promissory Note, the Letter of Credit or the Notes, amounts payable by Lessee under ARTICLE XVII of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements.

         "TAX" or "TAXES" is defined in SECTION 7.4(a) of the Participation Agreement.

         "TAX INDEMNITEE" means the Lessor, the Issuer, the Holders of the Notes, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor and the Issuer, also including their respective organizers, incorporators, managers, members and stockholders), PROVIDED, HOWEVER, that in no event shall the Lessee be a Tax Indemnitee.

         "TITLE   INSURANCE   COMPANY"  means  First  American  Title  Insurance
Corporation and its successors and assigns.

         "TITLE POLICIES" are defined in SECTION 3.3 of the Participation Agreement.

         "TRANSFER DOCUMENTS" means (i) the Partnership Reorganization and Redemption Agreement dated as of March 31, 2000, (the "Redemption Agreement") among the Lessor, Realty Facility Holdings I, L.L.C., an Ohio limited liability company ("RFH"), Realty Facility Investments, L.L.C., an Ohio limited liability company ("RFI"), Asset Holdings Corporation, a Delaware corporation ("AHC"), and January Partnership Ltd., an Ohio limited partnership ("JPL") and (ii) the
Release  and  Waiver  Agreement  dated  as  of  March  31,  2000  (the  "Release
Agreement") among the Partnership, AHC, JPL, the Lessee, Banc One Capital Partners II, LLC, a Delaware limited liability company ("BOCPII"), ADESA-Charlotte, Inc., a North Carolina corporation, A.D.E. of Knoxville, Inc., a Tennessee corporation, and Auto Dealers Exchange of Concord, Inc., a Massachusetts corporation.

         "UCC" means the Uniform Commercial Code of, as applicable, the State of Ohio and each State in which a Property is located, as in effect from time to time.

         "UCC FINANCING STATEMENTS" means the Lessee Financing Statements, the Lessor Financing Statements, the Issuer Financing Statements and any other Uniform Commercial Code Financing Statement given by the Lessee, the Lessor or the Issuer to be filed with the offices of the Secretary of State or the Secretary of the Commonwealth, as applicable, of the Commonwealth of Massachusetts, the States of Tennessee, North Carolina and Ohio, and the real and personal property records offices of Middlesex County, Massachusetts, Loudon County, Tennessee, Mecklinburg County, North Carolina and Franklin County, Ohio.

         "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Employee Benefit Plan at any time, the amount of unfunded benefit liabilities of such Employee Benefit Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Employee Benefit Plan assets.

         "WEEKLY RATE" means the rate of interest per annum determined by the Remarketing Agent and generally in effect for a period of one week, subject to adjustment as provided in Section 2.03 of the Reimbursement Agreement. The Weekly Rate shall be the minimum rate of interest which, in the opinion of the Remarketing Agent, would be necessary to sell the Notes on the Rate Adjustment Date in a secondary market sale at the principal amount thereof plus accrued interest.

                               (End of Appendix I)